Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Third Quarter Fiscal 2017

Results of Operations

Highlights

•	Korn Ferry reports an 11% increase in Q3 FY’17 fee revenue compared to the year ago-quarter, primarily driven by the acquisition in Hay Group.

•	Futurestep’s new business in the quarter reached a record high of $103.8 million, with a record $83 million in Solutions new business.

•	Operating margin was 8.0% in Q3 FY’17 compared to an operating margin of (4.1)% in Q3 FY’16. Adjusted EBITDA margin increased to 14.5% in Q3 FY’17 from 13.6% in Q3 FY’16.

•	Q3 FY’17 diluted earnings per share was $0.42 compared to diluted loss per share of $0.30 in Q3 FY’16. Adjusted diluted earnings per share was $0.53 in Q3 FY’17, compared to adjusted diluted earnings per share in Q3 FY’16 of $0.52.

•	The Company continued to repurchase shares in the open market with cumulative share repurchases of 893,000 since October 2016, representing a reduction of approximately 1.6% of outstanding shares of common stock.

•	The Company declared a quarterly dividend of $0.10 per share on March 6, 2017, payable on April 14, 2017 to stockholders of record on March 23, 2017.

Los Angeles, CA, March 6, 2017 – Korn/Ferry International (NYSE: KFY), the preeminent global people and organizational advisory firm, today announced third quarter fee revenue of $381.9 million. Q3 FY’17 diluted earnings per share and adjusted diluted earnings per share were $0.42 and $0.53, respectively. Adjusted diluted earnings per share exclude $8.6 million, or $0.15 per share, of restructuring charges, net and integration/acquisition costs.

“I am pleased to report an 11% increase in fee revenue to $382 million and strong profitability with adjusted diluted earnings per share of $0.53 and adjusted EBITDA of approximately $55 million during our recently completed third quarter, benefitted by the acquisition of Hay Group,” said Gary D. Burnison, CEO of Korn Ferry. “I’m confident the steps we have taken since combining with the Hay Group – broadening our solutions, unifying two outstanding workforces and streamlining our operations – have not only created the world’s leading organizational and people advisory firm, but a transformational platform for growth and scale.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$381.9	$344.2	$1,159.5	$892.2
Total revenue	$394.2	$358.9	$1,202.1	$929.6
Operating income (loss)	$30.5	$(14.1)	$81.6	$47.8
Operating margin	8.0%	(4.1)%	7.0%	5.4%
Net income (loss) attributable to Korn Ferry	$23.9	$(16.0)	$57.3	$25.1
Basic earnings (loss) per share	$0.42	$(0.30)	$1.01	$0.49
Diluted earnings (loss) per share	$0.42	$(0.30)	$1.00	$0.48

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA Results (b):
EBITDA	$46.6	$(10.6)	$124.4	$64.4
EBITDA margin	12.2%	(3.1)%	10.7%	7.2%

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted Results (c):
Adjusted fee revenue	$381.9	$350.1	$1,163.0	$898.1
Adjusted EBITDA (b)	$55.3	$47.7	$174.9	$135.4
Adjusted EBITDA margin (b)	14.5%	13.6%	15.0%	15.1%
Adjusted net income attributable to Korn Ferry	$30.1	$28.8	$93.7	$78.1
Adjusted basic earnings per share	$0.53	$0.53	$1.65	$1.51
Adjusted diluted earnings per share	$0.53	$0.52	$1.63	$1.50

(a)	Numbers may not total due to rounding.
(b)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges, net, integration/acquisition costs and separation costs and includes the deferred revenue adjustment related to the acquisition in Hay Group (formerly known as Leadership & Talent Consulting (“Legacy LTC”) and combined with HG (Luxembourg) S.à.r.l (“Legacy Hay”)). EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Integration/acquisition costs	$4.8	$21.1	$18.7	$33.8
Restructuring charges, net	$3.8	$30.6	$28.3	$30.6
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$5.9	$3.5	$5.9
Separation costs	$—	$0.7	$—	$0.7
Write-off of debt issuance costs	$—	$—	$1.0	$—

Fee revenue was $381.9 million in Q3 FY’17, an increase of 11.0% (13.3% increase on a constant currency basis) compared to Q3 FY’16. The growth was primarily due to an increase in fee revenue associated with the acquisition of Legacy Hay that was completed on December 1, 2015, and organic growth in Futurestep fee revenue.

Operating margin was 8.0% in Q3 FY’17 compared to (4.1)% in the year-ago quarter. EBITDA margin was 12.2% in Q3 FY’17 compared to (3.1)% in Q3 FY’16. In Q3 FY’17, the increase in operating and EBITDA margin was primarily due to a decrease in both restructuring charges, net and integration/acquisition costs and higher fee revenues.

Adjusted EBITDA margin was 14.5%, compared to 13.6% in the year-ago quarter. The increase in Adjusted EBITDA margin was primarily due to the improvement in margins in the Hay Group segment due to the synergies achieved in connection with the Legacy Hay acquisition.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$152.8	$154.6	$455.4	$463.2
Total revenue	$157.1	$159.6	$469.2	$479.1
Operating income	$29.3	$34.6	$93.7	$108.7
Operating margin	19.2%	22.4%	20.6%	23.5%

Ending number of consultants	507	492	507	492
Average number of consultants	504	493	498	472
Engagements billed	3,328	2,975	7,113	6,440
New engagements (b)	1,453	1,302	4,424	4,054

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA Results (c):
EBITDA	$31.4	$35.7	$99.2	$113.2
EBITDA margin	20.5%	23.0%	21.8%	24.4%

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted Results (d):
Adjusted EBITDA (c)	$32.6	$43.0	$103.2	$120.5
Adjusted EBITDA margin (c)	21.3%	27.7%	22.7%	26.0%

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Restructuring charges, net	$1.2	$7.3	$4.0	$7.3

Fee revenue was $152.8 million in Q3 FY’17, a decrease of $1.8 million (an increase of $1.8 million on a constant currency basis) compared to Q3 FY’16.

Operating income was $29.3 million in Q3 FY’17 compared to $34.6 million in Q3 FY’16. Operating margin was 19.2% in Q3 FY’17 compared to 22.4% in the year-ago quarter. The decrease in operating income and operating margin was due to lower fee revenue, higher compensation and benefits cost associated with recent new hires, the unfavorable impact of an increase in the fair value of amounts owed under certain deferred compensation plans and the unfavorable impact of foreign exchange rates.

EBITDA was $31.4 million in Q3 FY’17 with an EBITDA margin of 20.5% compared to $35.7 million and 23.0%, respectively, in Q3 FY’16. Adjusted EBITDA was $32.6 million in Q3 FY’17 with an Adjusted EBITDA margin of 21.3% compared to $43.0 million and 27.7%, respectively, in Q3 FY’16.

Selected Hay Group Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$175.7	$140.6	$539.1	$283.4
Total revenue	$179.0	$146.1	$552.8	$293.5
Operating income (loss)	$16.0	$(21.6)	$31.2	$(6.3)
Operating margin	9.1%	(15.3)%	5.8%	(2.2)%

Ending number of consultants (b)	559	183	559	183
Staff utilization (c)	62%	62%	66%	65%

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA Results (d):
EBITDA	$24.2	$(14.7)	$55.6	$7.0
EBITDA margin	13.8%	(10.5)%	10.3%	2.5%

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted Results (e):
Adjusted fee revenue	$175.7	$146.5	$542.6	$289.3
Adjusted EBITDA (d)	$30.1	$22.8	$95.2	$48.2
Adjusted EBITDA margin (d)	17.1%	15.6%	17.5%	16.7%

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating consulting services. Prior year numbers do not include Legacy Hay employees because those employees were not mapped to our existing job categories.
(c)	Calculated by dividing the number of hours our full-time Hay Group professional staff record to engagements during the period, by the total available working hours during the same period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Integration/acquisition costs	$3.4	$8.4	$12.0	$12.1
Restructuring charges, net	$2.5	$23.2	$24.0	$23.2
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$5.9	$3.5	$5.9

Fee revenue was $175.7 million in Q3 FY’17 compared to $140.6 million in Q3 FY’16, an increase of $35.1 million or 25.0% (a $38.2 million or 27.2% increase on a constant currency basis) compared to the year-ago quarter. The increase in fee revenue is primarily attributed to the Legacy Hay acquisition that was completed on December 1, 2015.

Operating income was $16.0 million in Q3 FY’17, resulting in an operating margin of 9.1%. Operating income increased by $37.6 million from the operating loss of $21.6 million in Q3 FY’16. The change in operating income was primarily due to higher fee revenue and a decrease in restructuring charges, partially offset by increases in compensation and benefit expense and general and administrative expenses.

EBITDA was $24.2 million in Q3 FY’17, with a margin of 13.8%, up from an EBITDA loss and margin of $14.7 million and (10.5)%, respectively, in the year-ago quarter. Adjusted EBITDA was $30.1 million in Q3 FY’17, an increase of $7.3 million compared to Q3 FY’16, resulting in an Adjusted EBITDA margin of 17.1% in the current quarter compared to 15.6% in the year-ago quarter.

Selected Futurestep Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Fee revenue	$53.4	$49.0	$165.0	$145.6
Total revenue	$58.1	$53.2	$180.0	$157.0
Operating income	$6.5	$6.6	$21.8	$19.7
Operating margin	12.3%	13.5%	13.2%	13.5%

Engagements billed (b)	1,096	824	2,206	1,718
New engagements (c)	539	435	1,617	1,366

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
EBITDA Results (d):
EBITDA	$7.3	$7.3	$23.9	$21.6
EBITDA margin	13.7%	14.9%	14.5%	14.8%

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Adjusted Results (e):
Adjusted EBITDA (d)	$7.4	$7.3	$24.0	$21.6
Adjusted EBITDA margin (d)	13.9%	14.9%	14.6%	14.8%

(a)	Numbers may not total due to rounding.
(b)	Represents search engagements billed.
(c)	Represents new search engagements opened in the respective period.
(d)	EBITDA and EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’17	FY’16	FY’17	FY’16
Restructuring charges, net	$0.1	$—	$0.1	$—

Fee revenue was $53.4 million in Q3 FY’17, an increase of $4.4 million or 9.0% (a $5.7 million or 11.6% increase on a constant currency basis), compared to the year-ago quarter.

Operating income was $6.5 million in Q3 FY’17, essentially flat compared to Q3 FY’16.    Operating margin was 12.3% in the current quarter compared to 13.5% in the year-ago quarter. The decline in operating margin was due to an increase in compensation and benefits expense primarily driven by the need to service an increase in engagements in the recruitment process outsourcing business tied to strong Q2 and Q3 FY’17 new engagements.

EBITDA and Adjusted EBITDA were $7.3 million and $7.4 million, respectively, during Q3 FY’17, essentially flat compared to Q3 FY’16.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:

•	Q4 FY’17 fee revenue is expected to be in the range of $398 million and $412 million; and

•	Q4 FY’17 diluted earnings per share is likely to range between $0.41 to $0.49.

On a consolidated adjusted basis:

•	Q4 FY’17 adjusted diluted earnings per share is expected to be in the range from $0.57 to $0.63.

	Q4 FY’17 Earnings Per Share Outlook(1)
	Low	High
Consolidated diluted earnings per share	$0.41	$0.49
Integration/acquisition costs	0.03	0.02
Restructuring charges, net	0.14	0.12
Retention bonuses	0.05	0.05
Tax rate impact	(0.06)	(0.05)

Consolidated adjusted diluted earnings per share	$0.57	$0.63

(1)	Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 5:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent global people and organizational advisory firm. We help leaders, organizations and societies succeed by releasing the full power and potential of people. Our nearly 7,000 colleagues deliver services through Executive Search, Hay Group and Futurestep divisions. Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses including Legacy Hay, our ability to recognize the anticipated benefits of the acquisition of Legacy Hay which may be affected by, among other things, competition, our ability to grow and manage growth profitability, maintain relationships with customers and suppliers and retain key employees, costs related to the acquisition of Legacy Hay, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income attributable to Korn/Ferry International, adjusted to exclude restructuring charges, net, integration/acquisition costs, separation costs, write-off of debt issuance costs and includes the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges, net, integration/acquisition costs, separation costs, write-off of debt issuance costs and includes the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges, net, integration/acquisition costs and separation costs and includes the deferred revenue adjustment related to the Legacy Hay acquisition, and Adjusted EBITDA margin; and

•	Adjusted fee revenue, which includes revenue that Hay Group would have realized over the ensuing year if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges represent 1) costs we incurred to acquire and integrate the Legacy Hay acquisition, 2) charges we incurred to restructure the combined company due to the acquisition of Legacy

Hay, 3) separation costs, 4) debt issuance costs written-off upon replacement of our credit facility and 5) revenue that Hay Group would have realized if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue. As such, reported fee revenue can make fee revenue and operating results appear to fluctuate more than they would if business combination accounting did not require deferred revenue to be written off. Adjusted fee revenue is not a measure that substitutes an individually tailored revenue recognition or measurement method for those of GAAP, rather, it is an adjustment for a short period of time that will provide better comparability in the current and future periods. Management believes the presentation of adjusted fee revenue assists management in its evaluation of ongoing operations and provides useful information to investors because it allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be distorted by write-offs required under business combination accounting and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management no longer has adjusted fee revenue after Q1 FY’17. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency amounts, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
	(unaudited)
Fee revenue	$381,918	$344,158	$1,159,456	$892,152
Reimbursed out-of-pocket engagement expenses	12,277	14,721	42,626	37,401

Total revenue	394,195	358,879	1,202,082	929,553

Compensation and benefits	262,438	242,429	796,014	610,493
General and administrative expenses	56,818	57,395	166,294	139,449
Reimbursed expenses	12,277	14,721	42,626	37,401
Cost of services	16,545	17,494	52,251	38,850
Depreciation and amortization	11,774	10,330	34,970	24,933
Restructuring charges, net	3,801	30,577	28,321	30,577

Total operating expenses	363,653	372,946	1,120,476	881,703

Operating income (loss)	30,542	(14,067)	81,606	47,850
Other income (loss), net	4,200	(7,092)	7,580	(9,812)
Interest expense, net	(2,402)	(372)	(8,199)	(1,215)

Income (loss) before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	32,340	(21,531)	80,987	36,823
Equity in earnings of unconsolidated subsidiaries	113	181	221	1,446
Income tax provision (benefit)	8,075	(5,355)	21,706	13,211

Net income (loss)	24,378	(15,995)	59,502	25,058
Net income attributable to noncontrolling interest	(481)	—	(2,245)	—

Net income (loss) attributable to Korn/Ferry International	$23,897	$(15,995)	$57,257	$25,058

Earnings (loss) per common share attributable to Korn/Ferry International:
Basic	$0.42	$(0.30)	$1.01	$0.49

Diluted	$0.42	$(0.30)	$1.00	$0.48

Weighted-average common shares outstanding:
Basic	56,173	54,003	56,325	51,159

Diluted	56,702	54,003	56,917	51,683

Cash dividends declared per share:	$0.10	$0.10	$0.30	$0.30

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended January 31,					Nine Months Ended January 31,
	2017		2016	% Change		2017		2016	% Change
Fee Revenue:
Executive search:
North America	$84,827		$93,520	(9%	)	$259,361		$276,667	(6%	)
EMEA	39,147		35,498	10%		109,296		108,158	1%
Asia Pacific	21,012		19,094	10%		60,108		59,307	1%
Latin America	7,835		6,541	20%		26,645		19,083	40%

Total executive search	152,821		154,653	(1%	)	455,410		463,215	(2%	)
Hay Group	175,662		140,508	25%		539,086		283,350	90%
Futureste	53,435		48,997	9%		164,960		145,587	13%

Total fee revenue	381,918		344,158	11%		1,159,456		892,152	30%
Reimbursed out-of-pocket engagement expenses	12,277		14,721	(17%	)	42,626		37,401	14%

Total revenue	$394,195		$358,879	10%		$1,202,082		$929,553	29%

		Margin		Margin			Margin		Margin
Operating Income (Loss):
Executive search:
North America	$17,718	20.9%	$28,957	31.0%		$60,458	23.3%	$80,524	29.1%
EMEA	8,175	20.9%	1,707	4.8%		21,049	19.3%	14,912	13.8%
Asia Pacific	2,086	9.9%	2,775	14.5%		6,216	10.3%	9,668	16.3%
Latin America	1,352	17.3%	1,166	17.8%		5,966	22.4%	3,644	19.1%

Total executive search	29,331	19.2%	34,605	22.4%		93,689	20.6%	108,748	23.5%
Hay Group	15,988	9.1%	(21,559)	(15.3%	)	31,188	5.8%	(6,286)	(2.2%	)
Futurestep	6,549	12.3%	6,630	13.5%		21,849	13.2%	19,715	13.5%
Corporate	(21,326)		(33,743)			(65,120)		(74,327)

Total operating income (loss)	$30,542	8.0%	$(14,067)	(4.1%	)	$81,606	7.0%	$47,850	5.4%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31, 2017	April 30, 2016
	(unaudited)
ASSETS
Cash and cash equivalents	$351,305	$273,252
Marketable securities	4,139	11,338
Receivables due from clients, net of allowance for doubtful accounts of $14,025 and $11,292 respectively	343,105	315,975
Income taxes and other receivables	23,828	20,579
Prepaid expenses and other assets	52,012	43,130

Total current assets	774,389	664,274

Marketable securities, non-current	111,289	130,092
Property and equipment, net	108,836	95,436
Cash surrender value of company owned life insurance policies, net of loans	111,949	107,296
Deferred income taxes	23,810	27,163
Goodwill	581,034	590,072
Intangible assets, net	221,047	233,027
Investments and other assets	64,197	51,240

Total assets	$1,996,551	$1,898,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$31,477	$26,634
Income taxes payable	7,570	8,396
Compensation and benefits payable	198,807	266,211
Term loan	19,754	30,000
Other accrued liabilities	150,009	145,023

Total current liabilities	407,617	476,264

Deferred compensation and other retirement plans	221,385	216,113
Term loan, non-current	241,161	110,000
Deferred tax liabilities	7,301	5,088
Other liabilities	51,085	43,834

Total liabilities	928,549	851,299

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 70,759 and 69,273 shares issued and 57,326 and 57,272 shares outstanding, respectively	700,696	702,098
Retained earnings	440,824	401,113
Accumulated other comprehensive loss, net	(76,099)	(57,911)

Total Korn/Ferry International stockholders’ equity	1,065,421	1,045,300
Noncontrolling interest	2,581	2,001

Total stockholders’ equity	1,068,002	1,047,301

Total liabilities and stockholders’ equity	$1,996,551	$1,898,600

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
	(unaudited)
Fee revenue	$381,918	$344,158	$1,159,456	$892,152
Deferred revenue adjustment due to acquisition (1)	—	5,871	3,535	5,871

Adjusted fee revenue	$381,918	$350,029	$1,162,991	$898,023

Operating income (loss)	$30,542	$(14,067)	$81,606	$47,850
Depreciation and amortization	11,774	10,330	34,970	24,933
Other income (loss), net	4,200	(7,092)	7,580	(9,812)
Equity in earnings of unconsolidated subsidiaries, net	113	181	221	1,446

EBITDA	46,629	(10,648)	124,377	64,417
Deferred revenue adjustment due to acquisition (1)	—	5,871	3,535	5,871
Restructuring charges, net (2)	3,801	30,577	28,321	30,577
Integration/acquisition costs (3)	4,830	21,147	18,677	33,815
Separation costs (4)	—	744	—	744

Adjusted EBITDA	$55,260	$47,691	$174,910	$135,424

Operating margin	8.0%	(4.1%)	7.0%	5.4%
Depreciation and amortization	3.1%	3.0%	3.0%	2.8%
Other (loss) income, net	1.1%	(2.1%)	0.7%	(1.1%)
Equity in earnings of unconsolidated subsidiaries, net	—	0.1%	—	0.1%

EBITDA margin	12.2%	(3.1%)	10.7%	7.2%
Deferred revenue adjustment due to acquisition (1)	—	1.7%	0.3%	0.6%
Restructuring charges, net (2)	1.0%	8.7%	2.4%	3.4%
Integration/acquisition costs (3)	1.3%	6.1%	1.6%	3.8%
Separation costs (4)	—	0.2%	—	0.1%

Adjusted EBITDA margin	14.5%	13.6%	15.0%	15.1%

Net income (loss) attributable to Korn/Ferry International	$23,897	$(15,995)	$57,257	$25,058
Deferred revenue adjustment due to acquisition (1)	—	5,871	3,535	5,871
Restructuring charges, net (2)	3,801	30,577	28,321	30,577
Integration/acquisition costs (3)	4,830	21,147	18,677	33,815
Separation costs (4)	—	744	—	744
Write-off of debt issuance costs (5)	—	—	954	—
Tax effect on the above items (6)	(2,440)	(13,590)	(15,074)	(17,973)

Adjusted net income attributable to Korn/Ferry International	$30,088	$28,754	$93,670	$78,092

Basic earnings (loss) per common share	$0.42	$(0.30)	$1.01	$0.49
Deferred revenue adjustment due to acquisition (1)	—	0.11	0.06	0.11
Restructuring charges, net (2)	0.07	0.57	0.50	0.59
Integration/acquisition costs (3)	0.08	0.39	0.33	0.65
Separation costs (4)	—	0.01	—	0.01
Write-off of debt issuance costs (5)	—	—	0.02	—
Tax effect on the above items (6)	(0.04)	(0.25)	(0.27)	(0.34)

Adjusted basic earnings per share	$0.53	$0.53	$1.65	$1.51

Diluted earnings (loss) per common share	$0.42	$(0.30)	$1.00	$0.48
Deferred revenue adjustment due to acquisition (1)	—	0.11	0.06	0.11
Restructuring charges, net (2)	0.07	0.56	0.49	0.59
Integration/acquisition costs (3)	0.08	0.39	0.33	0.65
Separation costs (4)	—	0.01	—	0.01
Write-off of debt issuance costs (5)	—	—	0.02	—
Tax effect on the above items (6)	(0.04)	(0.25)	(0.27)	(0.34)

Adjusted diluted earnings per share	$0.53	$0.52	$1.63	$1.50

Explanation of Non-GAAP Adjustments

(1)	Increase in fee revenue relating to the deferred revenue recorded on the opening balance sheet of Hay Group, required by fair value accounting. The adjustment is included in the Hay Group segment. On a GAAP basis, Hay Group fee revenue was $539.1 million during the nine months ended January 31, 2017 and $140.6 million and $283.4 million during the three and nine months ended January 31, 2016, respectively. On an adjusted basis, Hay Group fee revenue was $542.6 million during the nine months ended January 31, 2017 and $146.5 million and $289.3 million during the three and nine months ended January 31, 2016, respectively.
(2)	Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to the acquisition of Legacy Hay on December 1, 2015.
(3)	Costs associated with completing the acquisition of Legacy Hay, such as legal and professional fees, and the on-going integration expenses to combine the companies.
(4)	Certain senior management separation charges.
(5)	Write-off of debt issuance costs as a result of replacing our prior Credit Agreement with a new senior secured Credit Agreement.
(6)	Tax effect on deferred revenue adjustment associated with the acquisition of Legacy Hay, restructuring charges, net, integration/acquisition costs, separation costs and the write-off of debt issuance costs.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) AND OPERATING INCOME (LOSS) (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended January 31, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$84,827	$39,147	$21,012	$7,835	$152,821	$175,662	$53,435	$—	$381,918
Total revenue	$87,975	$39,965	$21,336	$7,856	$157,132	$178,962	$58,101	$—	$394,195

Net income attributable to Korn/Ferry International									$23,897
Net income attributable to noncontrolling interest									481
Other income, net									(4,200)
Interest expense, net									2,402
Equity in earnings of unconsolidated subsidiaries, net									(113)
Income tax provision									8,075

Operating income (loss)	$17,718	$8,175	$2,086	$1,352	$29,331	$15,988	$6,549	$(21,326)	30,542
Depreciation and amortization	996	226	268	(21)	1,469	8,061	789	1,455	11,774
Other income (loss), net	316	19	60	61	456	122	(2)	3,624	4,200
Equity in earnings of unconsolidated subsidiaries, net	113	—	—	—	113	—	—	—	113

EBITDA	19,143	8,420	2,414	1,392	31,369	24,171	7,336	(16,247)	46,629

EBITDA margin	22.6%	21.5%	11.5%	17.8%	20.5%	13.8%	13.7%		12.2%

Restructuring charges, net	—	—	893	309	1,202	2,519	80	—	3,801
Integration/acquisition costs	—	—	—	—	—	3,364	—	1,466	4,830

Adjusted EBITDA	$19,143	$8,420	$3,307	$1,701	$32,571	$30,054	$7,416	$(14,781)	$55,260

Adjusted EBITDA margin	22.6%	21.5%	15.7%	21.7%	21.3%	17.1%	13.9%		14.5%

	Three Months Ended January 31, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$93,520	$35,498	$19,094	$6,541	$154,653	$140,508	$48,997	$—	$344,158
Deferred revenue adjustment due to acquisition	—	—	—	—	—	5,871	—	—	5,871

Adjusted fee revenue	$93,520	$35,498	$19,094	$6,541	$154,653	$146,379	$48,997	$—	$350,029

Total revenue	$97,097	$36,417	$19,603	$6,545	$159,662	$146,079	$53,138	$—	$358,879

Net loss attributable to Korn/Ferry International									$(15,995)
Net income attributable to noncontrolling interest									—
Other loss, net									7,092
Interest expense, net									372
Equity in earnings of unconsolidated subsidiaries, net									(181)
Income tax benefit									(5,355)

Operating income (loss)	$28,957	$1,707	$2,775	$1,166	$34,605	$(21,559)	$6,630	$(33,743)	(14,067)
Depreciation and amortization	812	213	235	73	1,333	6,722	609	1,666	10,330
Other income (loss), net	(330)	77	(114)	9	(358)	143	79	(6,956)	(7,092)
Equity in earnings of unconsolidated subsidiaries, net	26	—	—	—	26	—	—	155	181

EBITDA	29,465	1,997	2,896	1,248	35,606	(14,694)	7,318	(38,878)	(10,648)

EBITDA margin	31.5%	5.6%	15.2%	19.1%	23.0%	(10.5%)	14.9%		(3.1%)

Restructuring charges, net	484	5,866	577	328	7,255	23,241	—	81	30,577
Integration/acquisition costs	—	—	—	—	—	8,413	—	12,734	21,147
Deferred revenue adjustment due to acquisition	—	—	—	—	—	5,871	—	—	5,871
Separation costs	—	—	—	—	—	—	—	744	744

Adjusted EBITDA	$29,949	$7,863	$3,473	$1,576	$42,861	$22,831	$7,318	$(25,319)	$47,691

Adjusted EBITDA margin	32.0%	22.2%	18.2%	24.1%	27.7%	15.6%	14.9%		13.6%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Nine Months Ended January 31, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$259,361	$109,296	$60,108	$26,645	$455,410	$539,086	$164,960	$—	$1,159,456
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted fee revenue	$259,361	$109,296	$60,108	$26,645	$455,410	$542,621	$164,960	$—	$1,162,991

Total revenue	$269,302	$111,721	$61,445	$26,766	$469,234	$552,822	$180,026	$—	$1,202,082

Net income attributable to Korn/Ferry International									$57,257
Net income attributable to noncontrolling interest									2,245
Other income, net									(7,580)
Interest expense, net									8,199
Equity in earnings of unconsolidated subsidiaries, net									(221)
Income tax provision									21,706

Operating income (loss)	$60,458	$21,049	$6,216	$5,966	$93,689	$31,188	$21,849	$(65,120)	81,606
Depreciation and amortization	2,816	666	757	267	4,506	24,102	2,081	4,281	34,970
Other income (loss), net	512	(37)	171	158	804	346	(4)	6,434	7,580
Equity in earnings of unconsolidated subsidiaries, net	221	—	—	—	221	—	—	—	221

EBITDA	64,007	21,678	7,144	6,391	99,220	55,636	23,926	(54,405)	124,377

EBITDA margin	24.7%	19.8%	11.9%	24.0%	21.8%	10.3%	14.5%		10.7%

Restructuring charges, net	1,706	128	1,515	669	4,018	24,007	80	216	28,321
Integration/acquisition costs	—	—	—	—	—	11,993	—	6,684	18,677
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted EBITDA	$65,713	$21,806	$8,659	$7,060	$103,238	$95,171	$24,006	$(47,505)	$174,910

Adjusted EBITDA margin	25.3%	20.0%	14.4%	26.5%	22.7%	17.5%	14.6%		15.0%

	Nine Months Ended January 31, 2016
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$276,667	$108,158	$59,307	$19,083	$463,215	$283,350	$145,587	$—	$892,152
Deferred revenue adjustment due to acquisition	—	—	—	—	—	5,871	—	—	5,871

Adjusted fee revenue	$276,667	$108,158	$59,307	$19,083	$463,215	$289,221	$145,587	$—	$898,023

Total revenue	$287,694	$111,097	$61,210	$19,095	$479,096	$293,511	$156,946	$—	$929,553

Net income attributable to Korn/Ferry International									$25,058
Net income attributable to noncontrolling interest									—
Other loss, net									9,812
Interest expense, net									1,215
Equity in earnings of unconsolidated subsidiaries, net									(1,446)
Income tax provision									13,211

Operating income (loss)	$80,524	$14,912	$9,668	$3,644	$108,748	$(6,286)	$19,715	$(74,327)	47,850
Depreciation and amortization	2,471	810	704	224	4,209	14,058	1,772	4,894	24,933
Other (loss) income, net	(425)	227	(102)	281	(19)	(737)	87	(9,143)	(9,812)
Equity in earnings of unconsolidated subsidiaries, net	252	—	—	—	252	—	—	1,194	1,446

EBITDA	82,822	15,949	10,270	4,149	113,190	7,035	21,574	(77,382)	64,417

EBITDA margin	29.9%	14.7%	17.3%	21.7%	24.4%	2.5%	14.8%		7.2%

Restructuring charges, net	484	5,866	577	328	7,255	23,241	—	81	30,577
Integration/acquisition costs	—	—	—	—	—	12,052	—	21,763	33,815
Deferred revenue adjustment due to acquisition	—	—	—	—	—	5,871	—	—	5,871
Separation costs	—	—	—	—	—	—	—	744	744

Adjusted EBITDA	$83,306	$21,815	$10,847	$4,477	$120,445	$48,199	$21,574	$(54,794)	$135,424

Adjusted EBITDA margin	30.1%	20.2%	18.3%	23.5%	26.0%	16.7%	14.8%		15.1%